Exhibit 23.4

PricewaterhouseCoopers LLP
350 S. Grand Ave.
Los Angeles CA 90071
Telephone (213) 356 6000
Facsimile (813) 637 4444

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of BreitBurn Energy Partners L.P. of our report dated May 31, 2007 relating to the financial statements of BreitBurn Energy Partners I, L.P., which appears in the Current Report on Form 8-K/A of BreitBurn Energy Partners L.P. dated August 10, 2007. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Los Angeles, CA
July 18, 2008